Exhibit 4.14

CERTIFICATE OF TRUST OF

MAINSOURCE CAPITAL STATUTORY TRUST I

THIS Certificate of Trust of MainSource Capital Statutory Trust I (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.)(the “Act”).

1.             Name.  The name of the statutory trust formed hereby is MainSource Capital Statutory Trust I.

2.             Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street,  Wilmington, Delaware 19890-0001, Attention:  Corporate Trust Administration..

3.             Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual
capacity, but solely as Trustee

By:	/s/J. Christopher Murphy
Name: J. Christopher Murphy
Title: Financial Services Officer